Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tattooed Chef, Inc

Paramount, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-251662) of Tattooed Chef, Inc. of our report dated March 19, 2021, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Costa Mesa, California

March 19, 2021